SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          WESTFIELD FINANCIAL, INC.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
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         0-11.
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               applies:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

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


[LOGO]     WESTFIELD
           FINANCIAL, INC.


                                       April 14, 2006

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Westfield Financial, Inc., the holding company for Westfield Bank, which will be held on May 19, 2006 at 10:00 a.m., Eastern Time, at the Tekoa Country Club, located at 459 Russell Road, Westfield, Massachusetts 01085.

      The attached Notice of Annual Meeting and proxy statement describe the formal business that we will transact at the annual meeting. In addition to the formal items of business, management will report on the operations and activities of Westfield Financial and Westfield Bank, and you will have an opportunity to ask questions.

      The Board of Directors of Westfield Financial has determined that an affirmative vote on the matter to be considered at the annual meeting is in the best interests of Westfield Financial and its shareholders and unanimously recommends a vote "FOR" this matter.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Westfield Financial and Westfield Bank, we thank you for your continued support and look forward to seeing you at the annual meeting.

                                       Sincerely yours,

                                       /s/ Donald A. Williams

                                       Donald A. Williams
                                       Chairman and Chief Executive Officer

                          WESTFIELD FINANCIAL, INC.
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   Date:    Friday, May 19, 2006
                   Time:    10:00 a.m., Eastern Time
                   Place:   Tekoa Country Club
                            459 Russell Road
                            Westfield, Massachusetts 01085

      At our 2006 Annual Meeting, we will ask you to:

      1. Elect the following individuals to serve as directors for a term of office stated next to the individual nominee's name:


            Nominees                        Term to Expire
            ----------------------------    --------------

            David C. Colton, Jr.                 2009

            Mary C. O'Neil                       2009

            Donald A. Williams                   2009

      2. Transact any other business as may properly come before the annual meeting.

      You may vote at the annual meeting if you were a shareholder of Westfield Financial at the close of business on March 24, 2006, the record date.

                                       By Order of the Board of Directors,

                                       /s/ Donald A. Williams

                                       Donald A. Williams
                                       Chairman and Chief Executive Officer

Westfield, Massachusetts
April 14, 2006

===========================================================================
You are cordially invited to attend the annual meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the annual meeting.
===========================================================================

                             GENERAL INFORMATION

GENERAL

      Westfield Financial, Inc. is a Massachusetts-chartered stock holding company, which was organized in November 2001. Westfield Financial is registered as a savings and loan holding company with the Office of Thrift Supervision and owns all of the capital stock of Westfield Bank. Westfield Mutual Holding Company owns 60.3% of the outstanding shares of Westfield Financial's common stock, which is listed on the American Stock Exchange under the symbol "WFD." As used in this proxy statement, "we", "us" and "our" refer to Westfield Financial and/or its subsidiaries, depending on the context. The term "annual meeting," as used in this proxy statement, includes any adjournment or postponement of such meeting.

      We have sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about April 14, 2006 to all shareholders entitled to vote. If you owned common stock of Westfield Financial at the close of business on March 24, 2006, the record date, you are entitled to vote at the annual meeting. On the record date, there were 9,302,715 shares of common stock outstanding.

QUORUM

      A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

      You are entitled to one vote at the annual meeting for each share of the common stock of Westfield Financial that you owned as of the record date at the close of business on March 24, 2006. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares "FOR" the proposal identified in the Notice of Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than that listed in the Notice of Annual Meeting.

VOTE BY WESTFIELD MUTUAL HOLDING COMPANY

      Westfield Mutual Holding Company owns 60.3% of the outstanding shares of Westfield Financial's common stock. All shares of Westfield Financial owned by Westfield Mutual Holding Company will be voted in accordance with the instructions of the Board of Directors of Westfield Mutual Holding Company. Westfield Mutual Holding Company is expected to vote "FOR" the proposal identified in the Notice of Annual Meeting for which it is entitled to vote.

VOTE REQUIRED

      Proposal 1: Election of Three Directors. The nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors. Because Westfield Mutual Holding Company owns more than 50% of Westfield Financial's outstanding shares, we expect that Westfield Mutual Holding Company will control the outcome of the vote on this proposal.

EFFECT OF BROKER NON-VOTES

      If your broker holds shares that you own in "street name," the broker may vote your shares on the proposal listed above even if the broker does not receive instructions from you. If your broker does not vote on the proposal, this will constitute a "broker non-vote." A broker non-vote would have no effect on the outcome of the proposal because only a plurality of votes cast is required to elect a director.

CONFIDENTIAL VOTING POLICY

      Westfield Financial maintains a policy of keeping shareholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. Our independent tabulating agent will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

      You may revoke your grant of proxy at any time before it is voted by:

      *     filing a written revocation of the proxy with the Secretary;
      *     submitting a signed proxy card bearing a later date; or
      * attending and voting in person at the annual meeting, but you also must file a written revocation with the Secretary of the annual meeting prior to the voting.

      If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the annual meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Westfield Financial.

SOLICITATION OF PROXIES

      Westfield Financial will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of Westfield Financial and Westfield Bank may solicit proxies by mail, telephone and other forms of communication.

      We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

      If you would like a copy of our Annual Report on Form 10-K and audited financials for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to Philip R. Smith, Secretary, Westfield Financial, Inc., 141 Elm Street, Westfield,
Massachusetts 01085.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of Westfield Financial

      The following table contains common stock ownership information for persons known to Westfield Financial to "beneficially own" 5% or more of Westfield Financial's common stock as of March 24, 2006. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of. Beneficial ownership also includes that number of shares that an individual has the right to acquire within 60 days (such as stock options) after March 24, 2006. Two or more persons may be considered the beneficial owner of the same shares. Westfield Financial obtained the information provided in the following table from filings with the SEC and from Westfield Financial.


                          Name and Address of          Amount and Nature of
Title of Class              Beneficial Owner           Beneficial Ownership    Percent
--------------            -------------------          --------------------    -------

Common Stock,      Westfield Mutual Holding Company        5,607,400(1)         60.3%
par value $0.01    141 Elm Street
per share          Westfield, MA 01085

--------------------
<F1>  As reported by Westfield Mutual Holding Company on a Schedule 13D
      dated January 7, 2002, which reported sole voting and dispositive power over 5,607,400 shares.

Security Ownership of Management

      The following table shows the number of shares of Westfield Financial's common stock beneficially owned by each director, each executive officer appearing in the "Summary Compensation Table," and all directors and executive officers of Westfield Financial as a group, as of March 24, 2006. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name.


                                                            Amount and Nature of      Percent of
                                   Position with                 Beneficial           Common Stock
           Name                 Westfield Financial       Ownership(1)(2)(3)(4)(5)    Outstanding
-------------------------    -------------------------    ------------------------    ------------

Victor J. Carra              Director                             96,680(6)                 *
Gerald P. Ciejka             Vice President, General               2,500(7)                 *
                             Counsel and Director of
                             Human Resources
David C. Colton, Jr.         Director                             15,668(8)                 *
Robert T. Crowley, Jr.       Director                             15,300(9)                 *
James C. Hagan               President and Chief                  18,001                    *
                             Operating Officer
Michael J. Janosco, Jr.      Chief Financial Officer              90,445(10)                *
                             and Treasurer
Harry C. Lane                Director                             12,800                    *
William H. McClure           Director                             15,800(11)                *
Alan J. Miles, III           Senior Vice President                 3,280                    *
                             and Chief Lending Officer
Mary C. O'Neil               Director                             13,200(12)                *
Richard C. Placek            Director                             17,800(13)                *
Paul R. Pohl                 Director                             22,796(14)                *
Charles E. Sullivan          Director                             19,800(15)                *
Thomas C. Sullivan           Director                             37,800                    *
Donald A. Williams           Chairman and Chief                  165,145(16)                *
                             Executive Officer
Other Executive Officers                                         376,923(17)              1.8%
 and ESOP
All Executive Officers                                           923,938                  9.7%
 and Directors as a Group
 (17 Persons)

--------------------
* Less than one percent of the total outstanding shares of common stock.
<F1>  See "Principal Shareholders of Westfield Financial" for definition of
      "beneficial ownership."
<F2>  Based on a total of 9,302,715 shares of Westfield Financial's Common
      Stock outstanding as of March 24, 2006.
<F3>  Includes unvested shares of restricted stock awards held in trust as part of the Westfield Financial, Inc. 2002 Recognition and Retention Plan (the "RRP"), with respect to which the beneficial owner has voting but not investment power as follows: Messrs. Colton, Crowley, Lane, McClure, Placek, Pohl, C. Sullivan, T. Sullivan and Ms. O'Neil each - 2,000 shares; Mr. Williams - 19,600 shares; Mr. Ciejka - 800 shares; Mr. Janosco - 11,760 shares; Mr. Hagan - 4,000 shares; and Mr. Miles - 1,000 shares.

                                      (Footnotes continue on the next page)




<F4>  Includes shares allocated to the account of the individuals under the
      Westfield Financial, Inc. Employee Stock Ownership Plan (the "ESOP") with respect to which each individual has voting but not investment powers as follows; Mr. Williams - 2,701 shares; Mr. Carra - 2,022 shares; Mr. Janosco - 2,485 shares; Mr. Hagan - 1,989 shares; and Mr. Miles - 1,503 shares. Includes shares held in trust in Westfield Bank's 401(k) Plan as to which each participant has investment but not voting powers as follows: Mr. Carra - 13,538 shares; Mr. Hagan - 1,452 shares; Mr. Miles - 277 shares and Mr. Williams - 9,374 shares.
<F5>  Includes 7,800 shares of common stock which may be acquired by each of Messrs. Colton, Crowley, Lane, McClure, Placek, Pohl, C. Sullivan, and T. Sullivan, Ms. O'Neil and includes 5,200 shares of common stock which may be acquired by Mr. Placek pursuant to vested options granted to them under the 2002 Stock Option Plan (the "Stock Option Plan"). Also includes shares of common stock which may be acquired pursuant to vested options issued under the Stock Option Plan as follows: Mr. Williams - 72,000 shares; Mr. Janosco - 43,200 shares; Mr. Carra - 37,255 shares and Mr. Hagan - 7,200 shares; Mr. Ciejka - 500 shares; and Mr. Miles - 500 shares.
<F6>  Includes 690 shares held in an individual retirement account ("IRA")
      for the benefit of Mr. Carra's spouse, 830 shares held in an IRA for the benefit of Mr. Carra, and 7,600 shares held jointly with Mr. Carra's spouse.
<F7>  Includes 1,000 shares held in an IRA for the benefit for Mr. Ciejka.
<F8>  Includes 1,432 shares held in an IRA for the benefit for Mr. Colton's spouse, 936 shares held in an IRA for the benefit of Mr. Colton, and 500 shares held jointly with Mr. Colton's spouse.
<F9>  Includes 2,500 shares held jointly with Mr. Crowley's spouse.
<F10> Includes 20,279 shares held jointly with Mr. Janosco's spouse, and
      12,721 shares held in an IRA for the benefit of Mr. Janosco.
<F11> Includes 3,000 shares held jointly with Mr. McClure's spouse.
<F12> Includes 400 shares held jointly with Ms. O'Neil's spouse.
<F13> Includes 5,100 shares held by Mr. Placek's spouse
<F14> Includes 9,996 shares held jointly with Mr. Pohl's spouse.
<F15> Includes 3,000 shares held in an IRA for the benefit of Mr. Sullivan.
<F16> Includes 20,700 shares held jointly with Mr. Williams' spouse, 5,650 shares held in an IRA for the benefit of Mr. Williams, and 5,720 shares held in an IRA for the benefit of Mr. Williams' spouse.
<F17> The figures shown for each of the executive officers named in the table do not include 343,950 shares held in trust pursuant to the ESOP that have not been allocated as of December 31, 2005 to any individual's account and as to which each of the executive officers named in the table share voting powers with the other ESOP participants. The figure shown for all directors and executive officers as a group includes 343,950 shares as to which members of Westfield Financial's Compensation Committee (consisting of Messrs. Lane, Pohl and T. Sullivan) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such member to be deemed a beneficial owner of such shares. Each of the members of the Compensation Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the Compensation Committee individually. See "Benefit Plans - Employee Stock Ownership Plan."

                        _____________________________

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

                        _____________________________

GENERAL


            Nominees                        Term to Expire
            ----------------------------    --------------

            David C. Colton, Jr.                 2009

            Mary C. O'Neil                       2009

            Donald A. Williams                   2009

      All three nominees are currently serving on Westfield Financials Board of Directors. If you elect all the nominees listed above, they will hold office until the annual meeting in 2009 or until their successors have been elected and qualified.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" all of the nominees for election as directors.
===========================================================================

NOMINEES AND DIRECTORS


                                   Term              Position(s) Held with           Director
      Nominees          Age(1)    Expires             Westfield Financial            Since(2)
--------------------    ------    -------    ------------------------------------    --------

David C. Colton, Jr.      62        2009     Director                                  1980

Mary C. O'Neil            70        2009     Director                                  1994

Donald A. Williams        61        2009     Chairman and Chief Executive Officer      1983


                                     Term      Position(s) Held with    Director
Continuing Directors      Age(1)    Expires     Westfield Financial     Since(2)
----------------------    ------    -------    ---------------------    --------

Richard C. Placek           66        2007            Director            1979

Charles E. Sullivan         62        2007            Director            1992

Thomas C. Sullivan          72        2007            Director            1989

Robert T. Crowley, Jr.      57        2008            Director            1999

Harry C. Lane               67        2008            Director            1978

William H. McClure          70        2008            Director            1996

Paul R. Pohl                64        2008            Director            1999

--------------------
<F1>  At December 31, 2005.
<F2>  Includes terms served on the Board of Directors of Westfield Bank.
      All members of the current Board of Directors of Westfield Financial have served as directors since the company's inception in 2001.

BIOGRAPHICAL INFORMATION

      The principal occupation and business experience of each nominee for election as director and each director are set forth below.

Nominees

      David C. Colton, Jr. is the former owner and operator of The Colton Agency, Inc., an insurance agency located in Westfield, Massachusetts for the past 65 years. He recently sold the business and is serving as an independent consultant.

      Mary C. O'Neil is the Vice President of Development and Community Relations at Noble Health Systems, located in Westfield, Massachusetts. Ms. O'Neil has held this position since 1993. Prior to that, she served as President of T.L. O'Neil Insurance Agency, Inc.

      Donald A. Williams served as President of Westfield Bank from 1983 through 2005 and Westfield Financial from its inception in 2001 through 2005. Mr. Williams has served as Chief Executive Officer of Westfield Bank since 1987 and Westfield Financial since its inception in 2001.

Continuing Directors

      Richard C. Placek is the Chairman of Commercial Distributing Company, located in Westfield Massachusetts. Mr. Placek has held this position since 1985. Prior to that, he served as General Manager.

      Charles E. Sullivan is the President of Charles E. Sullivan C.P.A., Inc., a public accounting firm located in West Springfield, Massachusetts. Mr. Sullivan has served in this capacity since 1979.

      Thomas C. Sullivan is the former President and Chief Operating Officer of Sullivan Paper Co., Inc., located in West Springfield,
Massachusetts. He retired from this position in 1998. Mr. Sullivan presently serves as a director of Sullivan Paper Co., Inc., a position he has held since 1959. He also serves as President and Director of Patriot Realty, located in Appleton, Wisconsin, and is the Vice

President and Director of George Sullivan Realty, a realty company located in West Springfield, Massachusetts. Mr. Sullivan has served in these capacities since 1994 and 1970, respectively.

      Robert T. Crowley, Jr. is a Certified Public Accountant and a partner in the accounting firm of Downey, Sweeney, Fitzgerald & Co., P.C. The firm provides tax, accounting and auditing services to the public. Mr. Crowley has been a partner with this firm since 1980 and a Certified Public Accountant since 1979.

      Harry C. Lane is the President of John S. Lane & Son, Inc., a quarry and asphalt company located in Westfield, Massachusetts, incorporated in 1904. Mr. Lane has served in this capacity since 1986.

      William H. McClure is the President of the McClure Insurance Agency, Inc., a position he has held since December 1993. He is the owner of 51% of this insurance agency, which sells and services fire, casualty, life and health insurance. He is also an owner of 103 Van Deene Realty Trust, which is made up of a building located at that same address.

      Paul R. Pohl serves as the President and Owner of Chemi-Graphic, Inc., a name plate manufacturing company located in Ludlow, Massachusetts. Mr. Pohl has served in this capacity since 1964.

Executive Officers Who are Not Directors

      James C. Hagan, age 44, has served as President and Chief Operating Officer of Westfield Financial and Westfield Bank since June 2005. Prior to that, he served as Senior Vice President and Commercial Loan Department Manager of Westfield Bank from 1998. From 1994 through 1998, Mr. Hagan was a Vice President at Westfield Bank.

      Gerald P. Ciejka, age 45, was appointed Vice President of Westfield Financial on February 22, 2005. Mr. Ciejka was previously a partner at the Springfield, Massachusetts law firm of Bulkley, Richardson and Gelinas in the business organization and real estate departments. From 1997 to 2004, he served as branch manager and senior underwriting counsel for First American Title Insurance Company and Chicago Title Insurance Company.

      Michael J. Janosco, Jr., age 59, has served as the Chief Financial Officer and Treasurer of Westfield Bank since 1999 and of Westfield Financial since its inception in 2001. Mr. Janosco was previously a partner at KPMG Peat Marwick until his retirement in 1994. From 1994 to 1997, he served as the Chief Financial Officer and Treasurer of Primary Bank, located in Peterborough, New Hampshire. From October 1997 to March 1999, he was a consultant to various banks.

      Rebecca S. Kozaczka, age 54, has served as Vice President and Residential Loan Officer at Westfield Bank since 1989. She worked as a Mortgage Loan Officer and Assistant Vice President from 1985 until 1989.

      Deborah J. McCarthy, age 46, has served as Vice President since 2000. She is the Manager of the Operations and Information Systems departments. She has worked for Westfield Bank in numerous capacities since 1979.

      Alan J. Miles, III, age 43, has served as Senior Vice President and Chief Lending Officer since August 2005. From 1998 to 2005 he served as Vice President and Commercial loan officer.

      Leo R. Sagan, Jr., age 43, has served as the Vice President and Controller of Westfield Financial since 2003. Prior to that he served as Controller of Westfield Financial from 2002 to 2003 and as Assistant Treasurer of Westfield Financial from 1999 to 2002.

SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

      Shareholders may contact Westfield Financial's Board of Directors by contacting Philip R. Smith, Secretary, at Westfield Financial, Inc., 141 Elm Street, Westfield, Massachusetts 01085 or at (413) 568-1911. All comments will be forwarded directly to the Board of Directors.

      It is Westfield Financial's policy that all directors and nominees should attend the Annual Meeting. At the 2005 Annual Meeting, ten members of the Board of Directors were in attendance.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Meetings and Committees of the Board of Directors

      Westfield Financial's Board of Directors currently consists of ten members. The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Westfield Financial. Westfield Financial's executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a quarterly basis. Our directors also discuss business and other matters with key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors of Westfield Financial held four regular meetings and one special meeting during the fiscal year ended December 31, 2005. The Board of Directors of Westfield Bank held thirteen meetings during the fiscal year ended December 31, 2005. Each incumbent director attended at least 75% of the meetings of the Board of Directors, plus meetings of committees on which that particular director served during this period.

Committees of the Board

      The Board of Directors of Westfield Financial has established the following committees:

      Executive Committee. The Executive Committee exercises the powers of the Board of Directors between Board meetings. The Executive Committee consists of Directors Colton, Lane, O'Neil, C. Sullivan and Williams. The Executive Committee of Westfield Financial did not meet during the 2005 fiscal year; however, the Executive Committee of Westfield Bank, which serves the same functions and has the identical make-up, met forty-seven times during the 2005 fiscal year.

      Audit Committee. The Audit Committee is chaired by Director Placek, with Directors Crowley and McClure as members. The Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. The primary duties and responsibilities of the Audit Committee are to: (1) oversee and monitor the financial reporting process and internal controls system; (2) review and evaluate the audit performed by outside auditors and report any substantive issues found during the audit to the Board; (3) appoint, compensate and oversee the work of the independent auditors; (4) review and approve all transactions with affiliated parties; and (5) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board. All members of the Audit Committee are independent directors as defined under the American Stock Exchange listing standards. Westfield Financial believes that Mr. Crowley qualifies as an Audit Committee Financial Expert as that term is defined by SEC regulations. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the proxy statement filed with the SEC on April 15, 2005. The Audit Committee of Westfield Financial met five times in the 2005 fiscal year.

      Compensation Committee. The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs. The Compensation Committee consists of Directors Lane, Pohl and T. Sullivan with Director Lane serving as Chairperson of the Committee. All members of the Compensation Committee are independent directors as defined by the American Stock Exchange listing standards. The Compensation Committee of Westfield Financial met five times during the 2005 fiscal year.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the "Nominating Committee") reviews and recommends nominees for election as directors and develops and recommends to the Board corporate governance guidelines. Directors T. Sullivan, C. Sullivan, Colton, and O'Neil are members of the Nominating Committee. All members of the Nominating Committee are independent directors as defined under the American Stock Exchange listing standards. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached as Appendix A. The Nominating Committee met once during the year ended December 31, 2005.

      In accordance with Westfield Financial's bylaws, nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of Westfield Financial entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of Westfield Financial. To be timely, a shareholder's notice must be delivered to or received by the Secretary not less than one hundred twenty (120) calendar days in advance of the anniversary date of Westfield Financial's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders. The shareholder's notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination. If a nomination is not properly brought before the meeting in accordance with Westfield Financial's bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about Westfield Financial's director nomination requirements, please see Westfield Financial's bylaws.

      It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. Westfield Financial does not pay a fee to any third party to identify or evaluate nominees.

      David C. Colton, Jr., Mary C. O'Neil and Donald A. Williams were each nominated by the Nominating Committee. As of December 6, 2005, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2006 Annual Meeting.

AUDIT COMMITTEE REPORT

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

      Westfield Financial's Audit Committee has reviewed and discussed the audited financial statements of Westfield Financial for the fiscal year ended December 31, 2005 with management and its independent auditor, Wolf & Company, P.C., a registered public accounting firm. Westfield Financial's Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committee, as may be modified or supplemented, with Wolf & Company, P.C.

      Westfield Financial's Audit Committee has also received the written disclosures and the letter from Wolf & Company, P.C. required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has discussed the independence of Wolf & Company, P.C. and considered whether the provision of non-audit services by Wolf & Company, P.C. is compatible with maintaining the auditor's independence.

      Based on the review and discussions noted above, Westfield
Financial's Audit Committee recommended to the Board that Westfield Financial's audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

      A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she so desires.

                                       Westfield Financial, Inc.
                                       Audit Committee

                                       Richard C. Placek, Chairperson
                                       Robert T. Crowley, Jr.
                                       William H. McClure

PRINCIPAL ACCOUNTING FEES AND SERVICES

      During the fiscal years ended December 31, 2004 and December 31, 2005, respectively, Westfield Financial retained and paid Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, and Wolf & Company, P.C. to provide audit and other services as follows:

                                 AUDIT FEES


                                  Wolf & Company, P.C.    Deloitte & Touche LLP
                                  --------------------    ---------------------
                                    2005         2004              2004
                                  --------     -------    ---------------------

            Audit(1)              $249,000     $35,000           $71,000

            Audit-Related Fees           -           -                 -

            Tax Fees(2)           $ 58,000      25,000                 -

            All Other Fees               -           -                 -

            Total                 $307,000     $60,000           $71,000

--------------------
<F1>  Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.
<F2>  Tax fees consisted of assistance with matters related to tax compliance and counseling.

PREAPPROVAL POLICIES AND PROCEDURES

      Preapproval of Services. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Westfield Financial by its independent registered public accounting firm, subject to the de minimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

      Exception. The preapproval requirement set forth above shall not be applicable with respect to non-audit services if:

      (i) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Westfield Financial to its auditor during the fiscal year in which the services are provided;

      (ii) Such services were not recognized by Westfield Financial at the time of the engagement to be non-audit services; and

      (iii) Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

      Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

      The Audit Committee preapproved 100% of the services performed by the independent registered public accounting firm pursuant to the policies outlined above.

DIRECTOR COMPENSATION

      Meeting Fees. The members of the board of directors of Westfield Financial are identical to those of Westfield Bank. To date, Westfield Bank has compensated its directors for their services to the Bank. Westfield Financial has not paid any additional compensation to its directors for their additional services to the holding company. Westfield Financial expects to continue this practice until there is a business reason to establish separate compensation fees.

      Westfield Bank's practice has been to pay a fee of $800 to each of its non-employee directors for attendance at each Board meeting. In addition, each member of the Executive Committee received $1,733 per month for meetings, each member of the Audit Committee received $500 for each meeting the member attended, each member of the Compensation Committee received $250 for each meeting the member attended, and each member of the Nominating Committee received $250 for each meeting the member attended. Westfield Bank paid fees totaling $199,000 to its non-employee directors for the year ended December 31, 2005.

      Directors' Deferred Compensation Plan. Westfield Bank has established the Westfield Bank Directors' Deferred Compensation Plan for the benefit of non-employee directors. Under the Deferred Compensation Plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees received from Westfield Financial and Westfield Bank. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding certificate of deposit issued by Westfield Bank during the year or according to the investment return of other assets as may be selected by the Compensation Committee of Westfield Bank. The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, disability or a change in control of Westfield Financial or Westfield Bank (as those terms are defined in the Deferred Compensation
Plan).

EXECUTIVE OFFICER COMPENSATION

Compensation Committee Report on Executive Compensation

      The Compensation Committee is composed of Directors Lane, Pohl and T. Sullivan with Director Lane serving as the Chairperson of the Committee. None of the members of the Compensation Committee were officers or employees of Westfield Financial or its subsidiaries during 2005 or in prior years.

      The following Report of Westfield Financial's Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

      On December 27, 2001, Westfield Financial, Inc. became the holding company for Westfield Bank upon completion of a corporate reorganization of Westfield Mutual Holding Company and related initial stock offering by Westfield Financial.

      The Compensation Committee provides advice and recommendations to the Board of Directors in the areas of employee salaries and benefit programs. Compensation of the President and Chief Executive Officer and other executive officers of Westfield Bank for the fiscal year ended 2005 was paid by Westfield Bank and determined by the Board of Directors.

      The Committee reviews the compensation and benefits programs for all executive officers on an annual basis. Mr. Williams did not participate in the committee's decisions regarding his own compensation review and recommendation in 2005 or in prior years.

      The Committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of Westfield Financial's shareholders, and competitiveness with the external marketplace. To this end, the committee reviewed the compensation practices of a peer group of companies with similar size and business mix to that of Westfield Bank in order to develop recommendations for Westfield Bank's executive officers.

      Westfield Bank's compensation program for executive officers consists of: base salary, annual bonuses and long-term incentive awards. These elements are intended to provide an overall compensation package that is commensurate with Westfield Bank's financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interests with those of Westfield Financial's shareholders.

Base Salaries

      Salary levels recommended by the Committee are intended to be competitive with salary levels of the companies in Westfield Bank's peer group, commensurate with the executive officers' respective duties and responsibilities, and reflect the financial performance of Westfield Bank.

Stock Options

      Westfield Financial has implemented the 2002 Stock Option Plan under which executive officers, employees, and directors are eligible to receive awards. The Compensation Committee has determined stock option grants based on the financial performance achieved by Westfield Bank, and the level of long-term incentive awards made by companies in the peer group.

Recognition and Retention Plan

      Westfield Financial has implemented the 2002 Recognition and Retention Plan under which executive officers, employees, and directors are eligible to receive restricted stock awards. The Compensation Committee has determined restricted stock awards based on the financial performance achieved by Westfield Bank, and the level of long-term incentive awards made by companies in the peer group.

Chief Executive Officer

      For the fiscal year ended December 31, 2005, Mr. Williams' base salary was $363,735 and he was awarded a bonus of $45,467. He was also eligible to participate in the 2002 Stock Option Plan and the 2002 Recognition and Retention Plan. During fiscal year 2005, Mr. Williams was not awarded any options under the 2002 Stock Option Plan and was not awarded any shares under the 2002 Recognition and Retention Plan.

                                       Westfield Financial, Inc.
                                       Compensation Committee

                                       Harry C. Lane, Chairperson
                                       Paul R. Pohl
                                       Thomas C. Sullivan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the executive officers of Westfield Financial served as a member of another entity's Board of Directors or as a member of the Compensation Committee (or other board committee performing equivalent functions) during 2005, which entity had an executive officer serving on the Board of Directors or as a member of the Compensation Committee of Westfield Financial. There are no interlocking relationships between Westfield Financial and other entities that might affect the determination of the compensation of our executive officers.

PERFORMANCE GRAPH

      The following graph compares Westfield Financial, Inc.'s total cumulative shareholder return by an investor who invested $100.00 on December 28, 2001, the date following Westfield Financial, Inc.'s conversion, to December 31, 2005, to the total return by an investor who invested $100.00 in each of the Russell 2000 Index and the Nasdaq Bank Index for the same period.

                COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*
           AMONG WESTFIELD FINANCIAL, INC., THE RUSSELL 2000 INDEX
                          AND THE NASDAQ BANK INDEX


                                   [GRAPH]



                                               Cumulative Total Return
                             ----------------------------------------------------------
                             12/28/01     12/01     12/02     12/03     12/04     12/05
                             --------    ------    ------    ------    ------    ------

WESTFIELD FINANCIAL, INC.     100.00     100.22    117.35    181.85    200.32    193.29
RUSSELL 2000                  100.00     106.17     84.42    124.32    147.11    153.80
NASDAQ BANK                   100.00     103.89    104.98    133.83    150.67    146.48

SUMMARY COMPENSATION TABLE

      Summary Compensation Table. The following table provides information about the compensation paid for 2005 to Westfield Financial's and Westfield Bank's Chairman and Chief Executive Officer and to the four other most highly compensated executive officers whose salary and bonus for 2005 was at least $100,000.


                                                                                      Long Term
                                                                                     Compensation
                                                Annual Compensation                     Awards
                                       -------------------------------------    ---------------------
                                                                   Other        Restricted
     Name and Principal                                            Annual          Stock                   All Other
  Positions with Westfield                                      Compensation      Awards      Options    Compensation
         Financial             Year    Salary($)    Bonus($)       ($)(1)           ($)       (#)           ($)(2)
---------------------------    ----    ---------    --------    ------------    ----------    -------    ------------

Donald A. Williams,            2005    $363,735     $45,467           -              -             -       $288,340
  Chairman and Chief           2004     346,614      51,992           -              -             -        204,524
  Executive Officer            2003     326,482      33,904           -              -             -        190,042

Michael J. Janosco, Jr.,       2005    $195,700     $24,463           -              -             -       $ 23,319
  Chief Financial Officer      2004     186,405      27,961           -              -             -         23,675
  and Treasurer                2003     179,036      18,592           -              -             -         24,242

James C. Hagan,                2005    $180,189     $22,524           -              -             -       $ 19,991
  President and Chief          2004     145,614      21,842           -              -             -         18,074
  Operating Officer            2003     137,150      14,242           -              -             -         18,285

Alan J. Miles, III             2005    $128,497     $16,062           -              -             -       $ 12,401
  Senior Vice President and    2004    $110,250     $16,538                                                  10,663
  Chief Lending Officer        2003    $109,971     $10,997                                                  13,935

Gerald P. Ciejka,              2005    $118,638     $14,830           -           $24,660      2,500       $    454
  Vice President

--------------------
<F1>  Westfield Bank provides its executive officers with non-cash benefits and perquisites, such as the use of employer-owned or leased automobiles. Management of the Bank believes that the aggregate value of these benefits for 2005 did not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him or her in the Summary Compensation Table.
<F2>  Includes the following components for fiscal 2005: (1) employer matching contributions to the Westfield Bank 401(k) Plan: Mr.
      Williams - $6,300; Mr. Janosco - $5,871; Mr. Hagan - $5,406; Mr.
      Ciejka - $0; and Mr. Miles - $2,008; (2) the dollar value of premium payments for life insurance coverage provided by Westfield Bank: Mr. Williams - $2,728; Mr. Janosco - $2,328; Mr. Hagan - $664; Mr. Ciejka - $454; and Mr. Miles - $465; (3) amounts accrued under deferred compensation agreements: Mr. Williams - $240,579; (4) the value of allocations under the ESOP: Mr. Williams - $16,224; Mr. Janosco - $15,120; Mr. Hagan - $13,921; Mr. Ciejka - $0; and Mr. Miles - $9,928
      and (5) the value accrued under the Benefit Restoration Plan: Mr. Williams - $22,509.

EMPLOYMENT AGREEMENTS

      Westfield Financial and Westfield Bank have jointly entered into employment agreements with Mr. Donald A. Williams to secure his services as Chief Executive Officer and Mr. Michael J. Janosco, Jr. to secure his services as Chief Financial Officer. For purposes of Westfield Financial's obligations, the employment agreements have rolling three-year terms beginning on January 1, 2002, which by decision of the executive or joint decision of Westfield Financial and Westfield Bank may be converted to a fixed three-year term. For purposes of Westfield Bank's obligations, the employment agreements have fixed terms of three years beginning on January 1, 2005, and may be renewed annually after a review of the executive's performance. These agreements provide for minimum annual salaries of $377,962 and $203,346, respectively, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination. Westfield Financial and Westfield Bank may terminate each executive's employment, and each executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, they will owe the executive severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional three years. The same severance benefits would be payable if the executive resigns during the term following: a loss of title, office or membership on the board of directors; material reduction in duties, functions or responsibilities; involuntary relocation of the executive's principal place of employment to a location over 25 miles in distance from Westfield Bank's principal office in Westfield, Massachusetts and over 25 miles from the executive's principal residence; or other material breach of contract by Westfield Financial or Westfield Bank which is not cured within 30 days. For 60 days after a change in control, each executive may resign for any reason and collect severance benefits as if he or she had been discharged without cause. The employment agreements also provide uninsured death and disability benefits. If Westfield Financial or Westfield Bank experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, Westfield Financial would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive will retain approximately the same net-after tax amounts under the employment agreement that he or she would have retained if there were no 20% excise tax. The effect of this provision is that Westfield Financial, rather than the executive, bears the financial cost of the excise tax. Neither Westfield Financial nor Westfield Bank could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

CHANGE OF CONTROL AGREEMENTS

      Westfield Bank and Westfield Financial have jointly entered into one-year change of control agreements with three vice presidents: James C. Hagan, Rebecca S. Kozaczka and Deborah J. McCarthy. The term of these agreements is perpetual until Westfield Bank gives notice of non-extension, at which time the term is fixed for one year. Generally, Westfield Bank may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. However, if Westfield Bank or Westfield Financial signs a merger or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it could not terminate an officer's employment without cause without liability for severance benefits. The severance benefits would generally be equal to the value of the cash compensation and fringe benefits that the officer would have received if he or she had continued working for an additional one year. Westfield Bank would pay the same severance benefits if the officer resigns after a change of control following a loss of title, office or membership on the Board of Directors, material reduction in duties, functions or responsibilities, involuntary relocation of his or her principal place of employment to a location over 25 miles from Westfield Bank's principal office on the day before the change of control and over 25 miles from the officer's principal residence or other material breach of contract which is not cured within 30 days. These agreements also provide uninsured death and disability benefits. If Westfield Bank or Westfield Financial experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the change of control agreements might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non-deductible by Westfield Bank and Westfield Financial for federal income tax purposes. The change of control agreements do not provide a tax indemnity.

BENEFIT PLANS

      Pension Plan. Westfield Bank maintains a pension plan for its eligible employees. Generally, employees of Westfield Bank begin participation in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. Participants in the pension plan become vested in their accrued benefit under the pension plan upon the earlier of the: (1) attainment of their "normal retirement age" (as described in the pension plan) while employed at Westfield Bank; (2) completion of five vesting years of service with Westfield Bank; or (3) death or disability of the participant. Participants are generally credited with a vesting year of service for each year in which they complete at least 1,000 hours of service. A participant's normal benefit under the pension plan equals the sum of (1) 1.25% of the participant's average compensation (generally defined as the average taxable compensation for the three consecutive limitation years that produce the highest average) by the number of years of service the participant has under the plan up to 25 years of service, plus (2) 0.6% of the excess of the participant's average compensation over the participant's covered compensation (the social security taxable wage base for the 35 years ending in the year the participant becomes eligible for non-reduced social security benefits) for each year of service under the plan up to 25 years of service. Participants may retire at or after age 65 and receive their full benefit under the plan. Participants may also retire early at age 62 or at age 55 with ten years of service or at age 50 with 15 years of service under the plan and receive a reduced retirement benefit. Pension benefits are payable in equal monthly installments for life, or for married persons, as a joint survivor annuity over the lives of the participant and spouse. Participants may also elect a lump sum payment with the consent of their spouse. If a participant dies while employed by Westfield Bank, a death benefit will be payable to either his or her spouse or estate, or named beneficiary, equal to the entire amount of the participant's accrued benefit in the plan.

      The following table indicates the annual employer-provided retirement benefits that would be payable under the pension plan upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $170,000 per year and annual compensation for benefit calculation purposes is limited to $210,000 per year for the 2005 calendar year.


                              Years of Service
Average Annual    ----------------------------------------
 Compensation        10         15         20         25
--------------    -------    -------    -------    -------

   $ 20,000       $ 2,500    $ 3,750    $ 5,000    $ 6,250
     40,000         5,033      7,500     10,000     12,500
     60,000         8,323     12,484     16,646     20,807
     80,000        12,023     18,034     24,046     30,057
    100,000        15,723     23,584     31,446     39,307
    120,000        19,423     29,134     38,846     48,557
    125,000        20,348     30,522     40,696     50,870
    140,000        23,123     34,684     46,246     57,807
    150,000        24,973     37,459     49,946     62,432
    175,000        29,598     44,397     59,196     73,995
    200,000        34,223     51,334     68,446     85,557
    210,000        35,148     52,722     70,296     87,870

      The benefits listed on the table above for the pension plan are not subject to a reduction for Social Security benefits or any other offset amount. As of December 31, 2005, Messrs. Williams, Janosco, Hagan and Miles had 26, 6, 11 and 7 years of service, respectively, for purposes of the pension plan (benefit service is recognized up to a maximum of 25 years under the terms of this plan).

      401(k) Plan. Westfield Bank has adopted the SBERA 401(k) Plan, a tax-qualified defined contribution plan, for substantially all employees of Westfield Bank who have attained age 21 and completed at least three months of service, which was in place during calendar 2005. Eligible employees may contribute from 1% to 15% of annual compensation to the plan on a pre-tax basis each year, subject to limitations of the Internal Revenue Code (for 2005 the limit was $14,000). Westfield Bank makes a matching contribution to the plan equal to 50% of the first six percent of annual compensation contributed to the plan on a pre-tax basis by a participant after such participant has completed one year of service. This plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account. One permitted investment is the common stock of Westfield Financial.

      Employee Stock Ownership Plan ("ESOP"). This plan is a tax-qualified plan that covers substantially all employees who have completed 1,000 hours of service in a 12 month period and attained age 21. The ESOP took effect at the completion of the reorganization. Westfield Financial has lent this plan enough money to purchase up to 8% of the shares of the total number of shares held by persons other than Westfield Mutual Holding Company. Although contributions to this plan will be discretionary, Westfield Bank intends to contribute enough money each year to make the required principal and interest payments on the loan from Westfield Financial. This loan is for a term of 30 years and calls for level annual payments of principal and interest. The plan pledges the shares it purchases as collateral for the loan and holds them in a suspense account. The plan will not distribute the pledged shares right away.

Instead, it will release a portion of the pledged shares annually. Assuming the plan repays its loan as scheduled over a 30-year term, we expect that 1/30th of the shares will be released annually in years 2002 through 2032. The plan will allocate the shares released each year among the accounts of participants in proportion to their compensation for the year. For example, if a participant's compensation for a year represents 1% of the total compensation of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year, subject to certain legal limitations imposed on tax-qualified plans. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted by the plan trustee in a way that mirrors the votes which participants cast for shares in their individual accounts. This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

      Benefit Restoration Plan. Westfield Financial has also established the Benefit Restoration Plan of Westfield Financial in order to provide restorative payments to executives who are prevented from receiving the full benefits contemplated by the ESOP's benefit formula as well as the 401(k) Plan's benefit formula. The restorative payments consist of payments in lieu of shares that cannot be allocated to participants under the ESOP due to the legal limitations imposed on tax-qualified plans and, in the case of participants who retire before the repayment in full of the ESOP's loan, payments in lieu of the shares that would have been allocated if employment had continued through the full term of the loan. The restorative payments also consist of amounts unable to be provided under the 401(k) Plan due to certain legal limitations imposed on tax-qualified plans.

      Deferred Compensation Agreement. Westfield Bank has also entered into a deferred compensation agreement with Donald A. Williams. Under this agreement, the executive is guaranteed monthly payments equal to 70% of his monthly salary after retirement for the remainder of the executive's life or 240 months, whichever is greater. The amount of these payments is reduced by any payments received from the pension plan and are also reduced by Social Security payments attributable to contributions made by Westfield Bank. This agreement also provides for payments upon the death or disability of the executive that are equal in amount to the payments that would have been payable to the executive upon retirement with such payments being made for a period of 120 months.

      2002 Stock Option Plan. Westfield Financial has a Stock Option Plan in effect which was approved by the shareholders and became effective on July 26, 2002. The purpose of the Stock Option Plan is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in Westfield Financial. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Westfield Financial has reserved an aggregate of 497,260 shares of common stock for issuance upon the exercise of stock options granted under the Plan.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on December 30, 2005, the last trading day of Westfield Financial's 2005 fiscal year, which was $24.01 per share.


                                   2005 Fiscal Year End Option/SAR Values
------------------------------------------------------------------------------------------------------------
                                                     Number of Securities
                           Shares      Value        Underlying Unexercised      Value of Unexercised In-the-
                           Acquired    Realized           Options/SAR                Money Options/SARs
                           on          on             at Fiscal Year-end             at Fiscal Year-end
                           Exercise    Exercise               (#)                           ($)
          Name             (#)         ($)         Exercisable/Unexercisable    Exercisable/Unexercisable(1)
-----------------------    --------    --------    -------------------------    ----------------------------

Donald A. Williams            -           -              72,000/48,000                692,640/461,760

Michael J. Janosco, Jr.       -           -              43,200/28,800                415,584/277,056

James C. Hagan                -           -               7,200/4,800                  69,264/46,176

Gerald P. Ciejka              -           -                500/2,000                      -0-/-0-

Alan J. Miles, III            -           -                500/1,000                    4,810/9,620

--------------------
<F1>  Based on the following information with respect to options: the closing price per share of common stock on December 31, 2005 was $24.01 per share and options have an exercise price of $14.39 per share, which equals a spread of $9.62 per share, with the exception of options granted to Mr. Ceijka, which have an exercise price of $24.66.

      2002 Recognition and Retention Plan ("RRP"). The RRP was adopted by the Board of Directors of Westfield Financial, approved by its shareholders and became effective on July 26, 2002. Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of Westfield Financial and Westfield Bank. The RRP is not subject to ERISA and is not a tax-qualified plan. The members of the Board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. Westfield Financial pays all costs and expenses of administering the RRP.

      As required by the terms of the RRP, Westfield Financial has established a trust ("Trust") and has contributed to the Trust in order to fund the purchase of 198,904 shares of common stock, the maximum number of restricted stock awards ("Restricted Stock Awards" or "Awards") that may be granted under the RRP. Shares of common stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of common stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to his or her Award, whether or not the underlying shares have vested.

      Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers, executives and outside directors selected by the RRP Committee.

      Westfield Financial may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

LIMITATIONS ON FEDERAL TAX DEDUCTIONS FOR EXECUTIVE OFFICER COMPENSATION

      Federal tax laws may limit the federal income tax deduction for salaries paid or for other compensation paid for personal services actually rendered to $1 million each tax year for each executive officer named in the summary compensation table in Westfield Financial's proxy statement for that year. This limit will not apply to non-taxable compensation under various broad-based retirement and fringe benefit plans or to compensation that is "qualified performance-based compensation" under applicable law. Westfield Financial and Westfield Bank expect that the Compensation Committee will take this deduction limitation into account with other relevant factors in establishing future compensation levels of their executive officers and in setting the terms of compensation programs. Currently, none of our executive officers receive annual compensation expected to exceed this limit. However, there is no assurance that all compensation paid to our executive officers will be deductible for federal income tax purposes. To the extent that compensation paid to any executive officer is not deductible, the net after-tax cost of providing the compensation will be higher and the net after-tax earnings of Westfield Financial and Westfield Bank will be reduced.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

      Westfield Bank makes loans to its executive officers, employees and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2005, loans to non-employee directors and their associates totaled $13.0 million.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Westfield Financial's directors and executive officers, and persons who own more than 10% of Westfield Financial's common stock, to report to the Securities and Exchange Commission their initial ownership of Westfield Financial's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and Westfield Financial is required to disclose in this proxy statement any late filings or failures to file.

      Based solely on its review of the copies of such reports furnished to Westfield Financial and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to Westfield Financial's executive officers and directors during fiscal 2005 were met.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      Effective June 15, 2004, the Audit Committee of the Board of Directors voted not to reengage Deloitte & Touche LLP as Westfield Financial's independent registered public accountants, effective immediately. On the same date, the Audit Committee of the Board of Directors recommended, approved and appointed Wolf & Company, P.C. as Westfield Financial's independent registered public accountants for the purpose of auditing Westfield Financial's consolidated financial statements for the years ended December 31, 2004 and December 31, 2005. Wolf & Company, P.C. will continue to serve as Westfield Financial's independent registered public accountants for the year ended December 31, 2006. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to answer questions concerning the financial statements presented and will be permitted to make a statement at the meeting.

      The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 2003 and 2002 and any subsequent interim periods through June 15, 2004, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Deloitte & Touche's satisfaction, would have caused it to make reference in connection with its report to the subject matter of the disagreement. We requested that Deloitte & Touche LLP furnish a letter addressed to the SEC stating whether it agrees with these statements made by us and, if not, stating the respects in which it does not agree. A copy of this letter, dated March 31, 2004, was attached as an exhibit to the Form 8-K filed with the SEC on June 21, 2004.

                           ADDITIONAL INFORMATION

INFORMATION ABOUT SHAREHOLDER PROPOSALS

      If you wish to submit proposals to be included in our proxy statement for the 2007 Annual Meeting of Westfield Financial shareholders, we must receive them on or before December 16, 2006, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require Westfield Financial to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. [SECTION]240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

      In addition, under Westfield Financial's Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2007 Annual Meeting), the following criteria must be met: (i) you must be a shareholder of record;
(ii) you must have given timely notice in writing to the Secretary of Westfield Financial; and (iii) your notice must contain specific information required in our Bylaws. To be considered timely for inclusion in our proxy statement for the 2007 Annual Meeting, we must receive your advance written notice of business or nominations to the Board of Directors no later than 120 days preceding the anniversary date of the release of Westfield Financial's proxy statement for this year's annual meeting. For example, if we release this year's proxy statement on April 14, 2006, we should receive your advance notice of business or nomination for next year's meeting no later than December 15, 2006.

                                       By Order of the Board of Directors,

                                       /s/ Philip R. Smith

                                       Philip R. Smith
                                       Secretary

Westfield, Massachusetts
April 14, 2006

===========================================================================
To assure that your shares are represented at the annual meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
===========================================================================

                                 Appendix A
                                 ----------

                          WESTFIELD FINANCIAL, INC.

                          NOMINATING AND CORPORATE

                        GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating and Corporate Governance Committee (the "Committee") shall be to assist the board of directors (the "Board") of Westfield Financial, Inc. (the "Company") in identifying qualified individuals to become Board members and officers of the Company, in determining the composition of the Board and its committees, in developing and implementing a process to asses Board effectiveness and in developing and implementing the Company's corporate governance guidelines.

Membership and Appointment

The Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the American Stock Exchange listing standards and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be appointed annually by the Board and shall serve at the pleasure of the Board. Notwithstanding the foregoing, no director shall serve on the Committee in any capacity in any year during which such director's term as a director is scheduled to expire.

Meetings and Procedures

The Committee shall have a chairperson who must, and a secretary who may, but need not be, a member of the Committee. The Board shall designate the chairperson of the Committee and the Committee shall designate the secretary for the Committee. If the Board does not designate a chairperson, or if the chairperson shall not be present at a meeting, the Committee shall select its own chairperson.

The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet at least two times annually at regularly scheduled times and places determined by the Committee's chairperson, and may meet more frequently, or take action by unanimous written consent, as circumstances require. A meeting may be called by the chairperson of the Committee or by a majority of the members of the Committee. Notice of any meeting shall be given by the person or persons calling the meeting to each other member of the Committee at least 48 hours prior to the meeting. Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company's Bylaws and applicable law. A meeting shall be deemed properly called if each member of the Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

A quorum shall consist of at least a majority of the voting members of the Committee. The vote of a majority of the voting members present at any meeting at which a quorum exists, including the chairperson of the committee who shall be eligible to vote, shall constitute the action of the Committee.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall report its actions and recommendations to the Board. The secretary of the Committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the member of the Committee and once approved, shall be maintained with the books and records of the Company.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the committee may deem appropriate in its sole discretion.

Nominations by Shareholders

Shareholders may recommend nominees for election to the Board, in a manner consistent with the Company's Bylaws, as set forth under Article I, Section 6, thereof, this Charter and any guidelines established by the Committee.

Committee Authority and Responsibilities

The Committee shall have the following authority and responsibilities:

Identification and Evaluation of Board of Directors Candidates
--------------------------------------------------------------

1. The Committee shall develop criteria, to be approved by the full Board, for the selection of directors and, when appropriate, conduct searches for individuals qualified to become members of the Board.

2. The Committee shall evaluate the validity of any shareholder nominees for election as directors in accordance with the qualifications and procedures set forth in Article I, Section 6, Article II, Section 1, and Article III, Section 3 of the Company's Bylaws. The Committee shall consider, obtain information regarding, interview and evaluate any valid shareholder nominees for election as directors in accordance with the criteria developed by the Board.

3. The Committee shall select, and recommend to the Board for its approval, nominees for election as directors, taking into account the criteria approved by the Board.

Evaluation of Board of Directors Effectiveness
----------------------------------------------

4. The Committee shall develop criteria for the evaluation of the Board and its members and shall annually assess the performance of incumbent Board members and the Board as a whole. Such assessment shall be discussed with the full Board and, as appropriate, the Committee shall recommend changes, including, but not limited to, changes in Board size and composition and in Board policies and procedures.

Corporate Governance Matters
----------------------------

5. The Committee shall review the Board's committee structure and annually recommend to the Board, for its approval, directors to serve as members of each committee. The Committee shall recommend to the Board additional committee members to fill vacancies as needed, taking into account the criteria approved by the Board. The Committee shall recommend to the Board individual directors to be designated as chairpersons of the Board committees. Notwithstanding the foregoing, the members of the Committee shall be appointed by the full Board, without recommendation by the Committee. The Board shall also, without recommendation by the Committee, be responsible for filling vacancies in, and appointing chairpersons of, the Committee.

6. The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

7. The Committee shall review and assess the adequacy of this charter at least annually and, as appropriate, recommend changes to the Board for its approval.

8. The Committee shall periodically review and assess the Company's Articles of Organization and Bylaws and, as appropriate, recommend changes to the Board for its approval.

9. The Committee shall consider any other corporate governance issues that may arise from time to time, and to develop appropriate recommendations for the Board.

10. In undertaking its responsibilities, the Committee may retain or terminate, in its sole discretion, any search firm to be used to identify director candidates and to approve the search firm's fees and other retention terms. The Committee shall also have authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

Westfield Financial, Inc.                                    REVOCABLE PROXY


       This Proxy is solicited on behalf of the Board of Directors of
      Westfield Financial, Inc. for the Annual Meeting of Shareholders
                         to be held on May 19, 2006.

The undersigned shareholder of Westfield Financial, Inc. hereby appoints Victor J. Carra and Michael J. Janosco, Jr., and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Westfield Financial, Inc. held of record by the undersigned on March 24, 2006, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Time, on May 19, 2006, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, dated April 15, 2006 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1.

          PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
              AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote "FOR" all of the nominees named in Item 1.
                                       I Will Attend Annual Meeting.    [ ]

                                       Please Mark Your Choice Like This
                                      in Blue or Black Ink.            [X]

---------------------------------------------------------------------------

1.    Election of three directors for terms of three years each. Nominees:
      David C. Colton, Jr., Mary C. O'Neil, and Donald A. Williams.


            For            Withhold
                       for all nominees
            [ ]              [ ]

---------------------------------------------------------------------------

      Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:

      ---------------------------------

                                       The undersigned hereby acknowledges
                                       receipt of the Notice of Annual
                                       Meeting of Shareholders and the Proxy
                                       Statement for the Annual Meeting
                                       dated April 15, 2006.

                                       ------------------------------------

                                       ------------------------------------
                                       Signature(s)

                                       Dated:                        , 2006
                                              -----------------------

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.